As filed with the Securities and Exchange Commission on April 9, 1997

                      Registration No. 333-_______________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 -------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                     CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

         Virginia                                               54-1589139
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                          Identification No.)

306 East Main Street, Richmond, Virginia                        23219
(Address of principal executive offices)                      (Zip Code)

                     CORNERSTONE REALTY INCOME TRUST, INC.
                              1992 INCENTIVE PLAN
                            (Full title of the plan)


         Glade M. Knight                        Copy to:         Leslie A. Grandis, Esq.
       306 East Main Street                                McGuire, Woods, Battle & Boothe, L.L.P.
    Richmond, Virginia 23219                                        One James Center
    Telephone: (804) 643-1761                                   Richmond, Virginia 23219
(Name, address and telephone number, including                 Telephone: (804) 775-4322
      area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


       Title of                                     Proposed Maximum         Proposed Maximum
     Securities to            Amount to be              Offering                Aggregate                Amount of
     be Registered             Registered         Price Per Share (1)       Offering Price (1)       Registration Fee
------------------------------------------------------------------------------------------------------------------------
        Common
        Shares              2,199,246 shares             $11.00                $24,191,706               $7,330.82
=======================  ====================== ======================== ========================  =====================

(1) Estimated solely for the purpose of determining the registration fee and based, pursuant to Rule 457(a) under the Securities Act of 1933, on the most recent price at which shares were sold to the public.

                                   PROSPECTUS



                     CORNERSTONE REALTY INCOME TRUST, INC.
                              1992 INCENTIVE PLAN


                                ----------------


         This document provides information about the 1992 Incentive Plan of Cornerstone Realty Income Trust, Inc. (the "Company"), pursuant to which up to 2,199,246 shares of the Company's common stock, no par value (the "Common Stock"), may be issued to eligible employees of the Company.

                                ----------------


                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933


                               -----------------

         No person is authorized to give any information or make any representation in connection with the offer contained in this Prospectus, other than those contained herein. Any information or representation not contained herein must not be relied upon as having been so authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities covered by this Prospectus in any State or other jurisdiction in which, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sales or solicitations hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.



             The date of this Prospectus is April 9, 1997.

                               TABLE OF CONTENTS
                                                                          PAGE

GENERAL INFORMATION........................................................3

SHARES AVAILABLE FOR ISSUANCE..............................................3

ELIGIBILITY................................................................3

TERMS OF INCENTIVE AWARDS..................................................4

         Restricted Stock..................................................4

         Options...........................................................4

         Transferability of Incentive Awards...............................5

         Change of Control.................................................5

FEDERAL INCOME TAX CONSEQUENCES............................................5

         For Participants..................................................5

         For the Company...................................................6

RESTRICTIONS ON RESALE.....................................................6

ADDITIONAL INFORMATION.....................................................7

                              GENERAL INFORMATION

         The Board of Directors (the "Board") of the Company has adopted the 1992 Incentive Plan, as amended and restated (the "Plan"), which became effective on December 18, 1992. The Plan is intended to further the long term stability and financial success of the Company by attracting and retaining key employees of the Company and its affiliates through the use of stock incentives. Incentive awards under the Plan may be in the form of restricted stock or stock options. The Plan will terminate on July 8, 2004 unless earlier terminated upon the adoption of a resolution by the Board.

         The Plan is administered by a Committee (the "Committee") of not less than two members appointed by the Board. The Board has the power at any time to fill vacancies in the Committee, and may appoint members previously appointed. Insofar as it is necessary to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), all members of the Committee are non-employee directors of the Company. The Committee has the power and complete discretion to determine when to grant incentive awards, which eligible employees will receive awards, whether the award will be an option or restricted stock, and the number of shares attached to each incentive award. The Committee may impose conditions on the exercise of options, and may impose such other restrictions and requirements as it may deem appropriate with respect to grants made to eligible employees. The Board may suspend or discontinue the Plan or revise or amend the Plan in any manner, except that without approval of the shareholders of the Company, no revision or amendment may increase the number of shares subject to the Plan, materially modify the requirements as to eligibility for participation in the Plan, or materially increase the benefits accruing to participants under the Plan.

         The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 nor is the Plan qualified under Section 401(a) of the Internal Revenue Code (the "Tax Code").

         Statements contained in this Prospectus as to the provisions of the Plan are intended to be general in nature and may not in every instance be complete. Reference is made to the Plan, a copy of which will be provided, without charge, upon written or oral request to the Company's Chief Financial Officer. (See "Additional Information.") The statements in this Prospectus are qualified in all respects by reference to the Plan.


                         SHARES AVAILABLE FOR ISSUANCE

         A total of up to 2,199,246 shares of Common Stock is reserved for issuance under the Plan. Shares allocable to options that expire or otherwise terminate unexercised may again be subjected to an award. The number of shares available for an award under the Plan will include the number of shares surrendered by an optionee or retained by the Company in payment of applicable withholding taxes. Incentive awards may be granted under the Plan conditioned upon the surrender for cancellation of an option granted under an existing incentive award. In the event of a stock dividend, stock split or combination of shares, recapitalization, merger or other similar change, appropriate adjustments will be made in the number and kind of shares issuable under the Plan, the number and kind of shares to be issued under outstanding awards, the exercise price of options and other relevant provisions.


                                  ELIGIBILITY

         Options and restricted stock may be granted under the Plan to Company employees who are determined by the Committee to hold positions with management responsibilities with the Company (or any parent or subsidiary of the Company).

                           TERMS OF INCENTIVE AWARDS

RESTRICTED STOCK

         Restricted stock issued pursuant to the Plan is subject to the following general restrictions: (i) none of such shares may be sold, assigned or transferred within a six-month period beginning on the date of grant, nor may they be pledged or hypothecated within that six-month period if such action would be treated as a sale under Rule 16b-3, (ii) none of such shares may be sold, assigned, transferred, pledged or hypothecated or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the Plan, and (iii) if a holder of restricted stock ceases to be employed by the Company or a parent or subsidiary thereof, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

         The Committee will establish as to each share of restricted stock issued under the Plan the terms and conditions upon which the restrictions on such shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, as a result of the disability, death or retirement of the participant or as a result of the occurrence of a Change in Control. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

         Restricted stock may be awarded by the Committee in its discretion without cash consideration. During the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares.

OPTIONS

         Options to purchase Common Stock granted to employees under the Plan shall be nonstatutory stock options, which do not qualify for favorable tax treatment under Section 422 of the Tax Code. The exercise price of shares of Company Stock covered by an option may not be less than 100% of the fair market value of such shares on the date of grant.

         Options may be exercised in whole or in part at such times as may be determined by the Committee and specified in the option agreements, except that no option may be exercised earlier than six months after the date of grant (except in case of death or disability), and no option may be exercised after the first to occur of (i) 10 years from the date of grant, (ii) 60 days following the optionee's termination of employment with the Company for reasons other than death or disability, or (iii) 180 days following the optionee's death or disability.

         The participant does not pay any monetary consideration for the granting of the options. The Plan provides that the exercise price of shares covered by an option shall be the fair market value of such shares on the date of grant. The exercise price of an option may be paid in cash or, if the terms of the option so permit, (i) by delivery to the Company of shares of Common Stock (valued at fair market value on the date of exercise) in the amount necessary to pay the exercise price, or (ii) by delivery of an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount necessary to pay the exercise price (and, if required by the Committee, applicable withholding taxes) out of the proceeds from the sale of option shares or a loan secured by such option shares, or (iii) by delivery of an interest bearing recourse promissory note. At the time of exercise, an optionee must make arrangements satisfactory to the Company for the payment of all applicable withholding taxes. If the option agreement so provides, an optionee may elect to deliver or have withheld a sufficient number of shares of Common Stock to satisfy the Company's tax withholding obligations subject to such procedural requirements as may be necessary to comply with Rule 16b-3 under the Exchange Act. The Committee has sole discretion to approve or disapprove any such election. No fees, commissions or other charges are incurred upon exercise of an option.

TRANSFERABILITY OF INCENTIVE AWARDS


         Options are not transferable except by will or by the laws of descent and distribution or, if permitted by Rule 16b-3, pursuant to a Qualified Domestic Relations Order (as defined in Tax Code Section 414(p)), and generally are exercisable during the lifetime of the optionee only by such optionee, or his guardian or legal representative. No shares of restricted stock may be assigned, transferred, pledged or hypothecated until the restrictions on such shares have lapsed or been removed by the Committee. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the Plan. The Plan contains no provision that permits participants to withdraw from the Plan and terminate their interests therein.

CHANGE OF CONTROL

         The Committee may, in its discretion, provide that stock options granted to employees under the Plan become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement. For purposes of the Plan, a "Change of Control" occurs: (i) when a person (or group of persons acting in concert) acquires 20% or more of the outstanding Common Stock of the Company, (ii) when there is a change in the composition of a majority of the Board when compared with those who are currently serving and any new members whose nomination or election is approved by a majority of the current Board, or (iii) when the shareholders of the Company approve a reorganization, merger or consolidation or other transaction which results in the shareholders of the Company prior to such transaction owning less than 50% of the corporation resulting from the transaction, or approve a liquidation or dissolution of the Company. Exceptions are made to the first change of control definition when (i) the acquiror obtains its shares directly from the Company, (ii) the acquiror is the Company, a Company subsidiary or a Company benefit plan, or (iii) the acquiror is a corporation more than 50% of which immediately after such acquisition is owned by persons who were formerly the shareholders of the Company and such persons hold shares in the acquiror in substantially the same proportion as they previously held in the Company.

         The Plan also permits the Committee to take such other actions with respect to outstanding incentive awards as the Committee deems appropriate in the event of a Change of Control.


                        FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the Federal income tax consequences to the Company and participants under the Plan. It is general and does not purport to be complete. There may also be applicable state and local taxes. In addition, in some cases it may be important to consider the effect, if any, of gift, estate and inheritance taxes.

         NO REPRESENTATION RESPECTING THE TAX TREATMENT OF ANY INCENTIVE AWARD HAS BEEN MADE TO A PLAN PARTICIPANT. PLAN PARTICIPANTS ARE URGED TO CONSULT THEIR COUNSEL, ACCOUNTANTS, OR OTHER TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF RESTRICTED STOCK OR OPTIONS GRANTED TO THEM IN RELATION TO THEIR OWN PARTICULAR TAX SITUATION.


FOR PARTICIPANTS

         RESTRICTED STOCK. In general, an employee who has received shares of restricted stock will include in gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. Such amount will be included in the tax year in which such event occurs.

         NONSTATUTORY STOCK OPTIONS. All options granted under the Plan shall be nonstatutory in nature and shall not be entitled to special tax treatment under Tax Code Section 422. Under present Federal income tax law and existing and temporary regulations subject to change at any time:

                  (1) Generally, no taxable income will be realized by a participant upon the grant of nonstatutory stock options under the Plan.

                  (2) Upon the exercise of nonstatutory stock options, a participant will incur ordinary income in the year of exercise to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option price.

         EXERCISE OF AN OPTION WITH COMMON STOCK. Subject to certain limitations, a participant may pay any or all of the purchase price on the exercise of a stock option by the delivery of Common Stock. Usually when a participant delivers shares of Common Stock in satisfaction of all, or any part, of the purchase price, no taxable gain is recognized on any appreciation in value of the previously held Common Stock. In other words, even though the delivered shares are valued at their fair market value for purposes of paying all or part of the option price, the participant is generally not taxed on the difference between the fair market value and the tax basis of the shares.

         TAX BASIS OF COMMON STOCK RECEIVED UPON EXERCISE. Ordinary income recognized upon receipt of Common Stock under the Plan will increase the participant's tax basis for the purpose of determining gain or loss on the subsequent sale or exchange of the Common Stock. Special rules apply to determine the basis of shares of Common Stock received upon the exercise of a stock option by the delivery of shares of previously owned Common Stock.

FOR THE COMPANY

         The Company usually will be entitled to a business expense deduction at the time and in the amount that the participant recognizes ordinary income in connection with an incentive award. This usually occurs upon the lapse or removal of the restrictions on restricted stock or upon the exercise of nonstatutory options. In some cases, such as the exercise of a nonstatutory option, the Company's deduction is contingent upon the Company's meeting tax withholding requirements.

         There can be circumstances in which the Company may not be entitled to a deduction for certain transfers of Common Stock or payments to a participant upon the exercise of an incentive award that has been accelerated as a result of a Change of Control. Recent tax legislation, enacted on August 10, 1993 and effective January 1, 1994, generally imposes a $1,000,000 limitation on the annual compensation deduction allowable to a publicly held corporation in respect of its chief executive officer and its other four most highly paid officers (including any deduction with respect to the exercise of a nonstatutory stock option). An exception is provided for certain performance-based compensation if certain shareholder approval and outside director requirements are satisfied. Because of certain interpretational issues it cannot be determined at this time whether incentive awards granted under the Plan will qualify for this exception.


                             RESTRICTIONS ON RESALE

         All shares of restricted stock issued pursuant to the Plan will be subject to restrictions on resale as discussed above.

         The Plan contains no restrictions on the resale of Common Stock received upon exercise of a stock option. However, officer optionees should be aware that they may be insiders under Section 16(b) of the Exchange Act, in which case they must pay to the Company any profit made from a purchase and sale, or a sale and purchase, of Common Stock within a six-month period. Transactions subject to Section 16(b) may include the award, receipt and vesting of restricted stock and the receipt, vesting and exercise of stock options, the delivery or retention of Common Stock to pay the exercise price of options or to satisfy tax withholding obligations, and the resale of Common Stock received from the Company. Transactions between the participant and the Company, in which no third parties are involved, may be eligible for exemption pursuant to Rule 16b-3 under the Exchange Act. Participants who have questions regarding the applicability of
Section 16 are encouraged to contact the Company's Chief Financial Officer.

         Also, the securities laws impose certain limitations on sales by persons who are affiliates of the Company, as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). An affiliate may resell such Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from such registration, such as the exemption provided by Rule 144 under the Securities Act. The Company has no obligation to register for resale any shares of Common Stock acquired by participants and this Prospectus is not available to a participant for reoffers or resales.

         PLAN PARTICIPANTS ARE URGED TO CONSULT WITH THEIR BROKERS, FINANCIAL ADVISERS, AND SECURITIES COUNSEL TO DETERMINE THEIR PARTICULAR STATUS UNDER THE SECURITIES LAWS BEFORE EFFECTING ANY RESALES OF THE COMPANY'S COMMON STOCK RECEIVED PURSUANT TO THE PLAN.

                             ADDITIONAL INFORMATION

         The Company hereby incorporates by reference the following documents filed or to be filed with the Securities and Exchange Commission (the "Commission");

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b)      all other reports filed with the Commission pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996, including: the Company's Current Report on Form 8-K dated October 31, 1996 (including Amendment No. 1 thereto on Form 8-K/A);

         (c) the Company's Registration Statement on Form 8-A under the Exchange Act; and

         (d) from the date of filing such documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold.

         Upon oral or written request, the Company will provide to a participant, without charge, copies of (i) any and all of the information that has been incorporated by reference in this document, (ii) the Company's most recent annual report to shareholders, and (iii) if the participant is not otherwise receiving such material, all reports, proxy statements and other communications distributed by the Company to its shareholders generally. Such requests should be directed to the Company's Chief Financial Officer at the Company's business address: 306 East Main Street, Richmond, Virginia, 23219, telephone number (804) 643-1761.

         Participants may contact the Company's Chief Financial Officer at the address and telephone number listed above to obtain additional information about the Plan and its administrators.

         The Company may distribute from time to time to participants reports showing the status of their grants under the Plan.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Cornerstone Realty Income Trust, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996, including: the Company's Current Report on Form 8-K dated October 31, 1996 (including Amendment No. 1 thereto on Form 8-K/A); and

         (c) the description of the Company's Common Shares appearing in its Registration Statement on Form 8-A filed with the Commission on April 28, 1994 (No. 0-23954).

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 10 of the Virginia Stock Corporation Act (the "Act") allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal act or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities laws.

         Article VI of the Company's Amended and Restated Articles of Incorporation (the "Articles") provides that in every instance in which the Act, and any amendments thereto, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of the Company shall not be liable to the Company or its shareholders.

        The Articles provide for mandatory indemnification of any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company or by or on behalf of its shareholders) because such individual is or was a director or officer of the Company or of any legal entity controlled by the Company or because such individual is or was a fiduciary of any employee benefit plan established at the direction of the Company, against all liabilities and reasonable expenses incurred on account of the proceeding, provided that the directors of the Company (excluding the indemnified party) determine in good faith that the director's or officer's course of conduct which caused the loss or liability was undertaken in good faith within what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Company or its shareholders, except such liabilities and expenses as are incurred because of such individual's misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law.

         The Company maintains a standard policy of officers' and directors' liability insurance. The Company is authorized to purchase and maintain insurance against any liability it may have under the indemnification provisions of the Articles or to protect any of the persons named above against any liability arising from their service to the Company or any other legal entity at the request of the Company, regardless of the Company's power to indemnify against such liability.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number                                    Description
------                                    -----------

4.1 Amended and Restated Articles of Incorporation of Cornerstone Realty Income Trust, Inc. as amended (Incorporated by reference to Exhibit 3.1 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

4.2 Bylaws of Cornerstone Realty Income Trust, Inc. (Amended through April 26, 1995) (Incorporated by reference to Exhibit
                  3.2 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

5 Opinion of McGuire, Woods, Battle & Boothe, L.L.P. as to the legality of the securities being registered.

23.1 Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included as part of Exhibit 5).

23.2              Consent of Ernst & Young LLP.

23.3              Consent of L.P. Martin & Company, P.C.

24.1              Power of Attorney of Glade M. Knight.

24.2              Power of Attorney of Stanley J. Olander, Jr.

24.3              Power of Attorney of Glenn W. Bunting.

24.4              Power of Attorney of Penelope W. Kyle.

24.5              Power of Attorney of Harry S. Taubenfeld.

24.6              Power of Attorney of Martin Zuckerbrod.

99                Cornerstone Realty Income Trust, Inc. 1992 Incentive Plan.

ITEM 9. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized,   in  the  City  of   Richmond,   Commonwealth   of   Virginia,   on
April 9, 1997.

CORNERSTONE REALTY INCOME TRUST, INC.

By:  /s/ Stanley J. Olander, Jr., Chief Financial Officer
     ----------------------------------------------------
         Stanley J. Olander, Jr., Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature              Capacities                  Date
              ---------              ----------                  ----

/s/*                           Director, President, and      April 9, 1997
------------------------------  Chief Executive Officer
Glade M. Knight


/s/*                            Director, Vice President,    April 9, 1997
------------------------------  Secretary and Chief
Stanley J. Olander, Jr.         Financial Officer


/s/*                            Director                     April 9, 1997
------------------------------
Glenn W. Bunting, Jr.


                                Director                     April 9, 1997
------------------------------
Leslie A. Grandis


/s/*                            Director                     April 9, 1997
------------------------------
Penelope W. Kyle


/s/*                            Director                     April 9, 1997
------------------------------
Harry S. Taubenfeld


/s/*                            Director                     April 9, 1997
------------------------------
Martin Zuckerbrod


*By:  /s/ Stanley J. Olander, Jr.
      ---------------------------
          Stanley J. Olander, Jr.,
          Attorney-in-Fact for the above-named persons

                                 EXHIBIT INDEX

Exhibit                                                           Sequentially
Number                             Description                    Numbered Page
------                             -----------                    -------------

1 Amended and Restated Articles of Incorporation of Cornerstone Realty Income Trust, Inc. as amended (Incorporated by reference to Exhibit
                  3.1 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

4.2               Bylaws of Cornerstone Realty Income Trust, Inc.
                  (Amended through April 26, 1995) (Incorporated by reference to Exhibit 3.2 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

5                 Opinion of McGuire, Woods, Battle & Boothe, L.L.P.
                  as to the legality of the securities being registered.

23.1              Consent of McGuire, Woods, Battle & Boothe, L.L.P.
                  (included as part of Exhibit 5).

23.2              Consent of Ernst & Young LLP.

23.3              Consent of L.P. Martin & Company, P.C.

24.1              Power of Attorney of Glade M. Knight.

24.2              Power of Attorney of Stanley J. Olander, Jr.

24.3              Power of Attorney of Glenn W. Bunting.

24.4              Power of Attorney of Penelope W. Kyle.

24.5              Power of Attorney of Harry S. Taubenfeld.

24.6              Power of Attorney of Martin Zuckerbrod.

99                Cornerstone Realty Income Trust, Inc. 1992 Incentive Plan.